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Exhibit 32(b)

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350

        I, David M. Tehle, Chief Financial Officer of Haggar Corp. (the "Company"), hereby certify that the accompanying report on Form 10-K for the fiscal ended September 30, 2003, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID M. TEHLE David M. Tehle
Date: December 12, 2003

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Exhibit 32(b) CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350